News Release

Unisys Announces 2Q25 Results
Unisys delivers strong sequential improvement in both revenue and profitability while taking strategic steps to mitigate U.S. pension volatility
•Total company revenue of $483.3 million, up 1.1% year over year (YoY) and 1.0% in constant currency(1); up 11.8% quarter over quarter (QoQ)
•Excluding License and Support (Ex-L&S)(13) revenue of $395.7 million, down 0.1% YoY and 0.4% in constant currency; up 9.6% QoQ
•Operating profit margin of 6.3%, improved 140 bps YoY; non-GAAP operating profit(6) margin of 7.6%, an improvement of 150 bps YoY
•The company significantly reduced future cash contribution volatility within its U.S. qualified defined benefit pension plans following changes to its pension asset investment strategy and a discretionary contribution of $250 million
•The discretionary contribution was funded using a combination of $50 million cash on hand and $200 million of proceeds from the company's issuance of $700 million senior secured notes due 2031, with the remaining proceeds used to refinance the existing $485 million senior secured notes due 2027
•The company tempers the mid-point of full-year constant currency revenue guidance to flat YoY while raising full-year non-GAAP operating profit margin guidance to a range of 8.0% to 9.0%

BLUE BELL, Pa., July 30, 2025 – Unisys Corporation (NYSE: UIS) reported financial results for the second quarter of 2025 (2Q25).
"We are pleased with the sequential growth and improved profitability we achieved in the second quarter and the continued strong consumption in our License and Support solutions," said Michael Thomson, Unisys CEO and President. "The investments we made in applying agentic and generative artificial intelligence capabilities to our most innovative solutions are beginning to advance our growth and efficiency priorities as evidenced by our improved profitability and enhanced cash generation."
Unisys Chief Financial Officer Deb McCann said, "Our capital structure transformation removed substantially all volatility from our U.S. pension contributions and established a more defined path to fully removing our U.S. pension obligations while sustaining our ability to invest in future growth. With our recent financing, we have also solidified our liquidity position by extending our only major debt maturity to 2031 and renewing our undrawn asset-backed revolver."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented, except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	2Q25	2Q24	YTD25	YTD24
Revenue	$483.3	$478.2	$915.4	$966.0
YoY revenue change	1.1%		(5.2)%
YoY revenue change in constant currency	1.0%		(3.8)%
Ex-L&S revenue	$395.7	$396.1	$756.7	$790.7
YoY revenue change	(0.1)%		(4.3)%
YoY revenue change in constant currency	(0.4)%		(2.9)%
License and Support(12) revenue	$87.6	$82.1	$158.7	$175.3
YoY revenue change	6.7%		(9.5)%
YoY revenue change in constant currency	7.7%		(7.7)%

Gross profit	$130.0	$129.9	$237.5	$265.9
Gross profit percent	26.9%	27.2%	25.9%	27.5%
Ex-L&S gross profit	$69.7	$74.2	$133.9	$145.4
Ex-L&S gross profit percent	17.6%	18.7%	17.7%	18.4%

Operating profit	$30.3	$23.6	$35.4	$41.3
Operating profit percent	6.3%	4.9%	3.9%	4.3%
Non-GAAP operating profit	$36.8	$29.3	$48.7	$63.7
Non-GAAP operating profit percent	7.6%	6.1%	5.3%	6.6%

Net loss attributable to Unisys Corporation	($20.1)	($12.0)	($49.6)	($161.5)
Non-GAAP net income attributable to Unisys Corporation(8)	$13.8	$11.0	$10.4	$13.7

EBITDA(7)	$28.6	$35.6	$33.6	($68.6)
Adjusted EBITDA(7)	$61.4	$58.4	$101.6	$123.7
Adjusted EBITDA as a percentage of revenue	12.7%	12.2%	11.1%	12.8%
Second Quarter 2025 Results
Revenue increased 1.1% YoY, a 1.0% increase in constant currency and an 11.8% increase QoQ. Ex-L&S revenue remained relatively flat YoY, a 0.4% decrease in constant currency and a 9.6% increase QoQ.
Gross profit margin declined 30 bps YoY. Ex-L&S gross profit margin decreased 110 bps YoY, primarily driven by higher cost reduction charges in 2Q25, partially offset by improvement within the company's operating segments.
Operating profit margin improved 140 bps YoY, primarily driven by lower expense due to realized benefits from the company’s cost reduction actions and reduced professional services expense.
The net loss attributable to Unisys Corporation included a loss on debt extinguishment of $6.8 million related to the repurchase, satisfaction and discharge of the 6.875% Senior Secured Notes due 2027 (the 2027 Notes).

Financial Highlights by Segment

(In millions, except numbers presented as percentages)	2Q25	2Q24	YTD25	YTD24
Digital Workplace Solutions (DWS):
Revenue	$138.1	$132.1	$256.7	$264.4
YoY revenue change	4.5%		(2.9)%
YoY revenue change in constant currency	4.6%		(1.4)%
Gross profit	$23.4	$21.4	$40.3	$40.4
Gross profit percent	16.9%	16.2%	15.7%	15.3%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$185.2	$193.9	$361.8	$382.3
YoY revenue change	(4.5)%		(5.4)%
YoY revenue change in constant currency	(4.9)%		(4.1)%
Gross profit	$38.6	$40.1	$73.0	$76.7
Gross profit percent	20.8%	20.7%	20.2%	20.1%

Enterprise Computing Solutions (ECS):
Revenue	$140.2	$130.7	$258.9	$270.0
YoY revenue change	7.3%		(4.1)%
YoY revenue change in constant currency	8.2%		(1.8)%
Gross profit	$75.0	$69.6	$131.6	$145.7
Gross profit percent	53.5%	53.3%	50.8%	54.0%
Second Quarter 2025 Segment Results
DWS revenue increased 4.5% YoY, an increase of 4.6% in constant currency, primarily driven by new business, including higher hardware revenue. DWS gross profit margin was 16.9%, an increase of 70 bps YoY, primarily driven by delivery improvement and labor cost savings initiatives.
CA&I revenue declined 4.5% YoY, a decrease of 4.9% in constant currency, primarily driven by lower volume with clients in the public sector. CA&I gross profit margin was 20.8%, an increase of 10 bps YoY.
ECS revenue increased 7.3% YoY, an increase of 8.2% in constant currency. The increase in revenue was primarily driven by the timing of software license renewals and integrated systems purchases, as well as higher volume in specialized managed services. ECS gross profit margin was 53.5%, an increase of 20 bps YoY.
Balance Sheet and Cash Flows

(In millions)	June 30, 2025	December 31, 2024
Cash and cash equivalents	$300.8	$376.5

(In millions)	2Q25	2Q24	YTD25	YTD24
Cash (used for) provided by operations	($316.2)	$2.7	($282.9)	$26.5
Free cash flow(9)	($336.5)	($18.5)	($323.3)	($14.6)
Pre-pension and postretirement free cash flow(10)	($58.3)	($13.8)	($35.7)	($2.2)
Adjusted free cash flow(11)	($49.4)	($8.0)	($21.1)	$9.3
Cash and cash equivalents decreased $75.7 million, primarily due to the $50 million in cash used to fund a portion of the discretionary contribution of $250 million to the company's U.S. defined benefit pension plans.

Free cash flow decreased by $318.0 million YoY, primarily due to cash contributions to the company's U.S. defined benefit pension plans and changes in working capital.
Subsequent to June 30, 2025, the company received the remaining $25 million owed from a previously settled legal matter.
In June 2025, the company completed a private placement offering of $700.0 million aggregate principal amount of its 10.625% Senior Secured Notes due 2031 (the 2031 Notes). The net proceeds from the issuance of the 2031 Notes, together with cash on hand, were used to repurchase any and all outstanding aggregate principal amount of the 2027 Notes tendered in a concurrent tender offer, to satisfy and discharge the remaining 2027 Notes not tendered in the concurrent tender offer (which will be redeemed on or about November 1, 2025) and for the payment of related premiums, fees and expenses. Additionally, the company used the net proceeds from the issuance of the 2031 Notes, together with cash on hand, to contribute $250 million to the company’s U.S. defined benefit pension plans.
During the second quarter of 2025, the company made cash contributions of $278.2 million to its global defined benefit pension and postretirement plans, including the discretionary contribution of $250 million to its U.S. defined benefit pension plans, compared to cash contributions of $4.7 million in the prior-year period, primarily related to its international defined pension plans. The discretionary cash contribution reduced the pension and postretirement liabilities as well as the projected future required cash contributions.
Concurrently with the issuance of 2031 Notes, the company amended its existing amended and restated secured revolving credit facility to extend the maturity from October 2027 to June 2030 and modify certain other terms and covenants.
Other Metrics

(In millions, except numbers presented as percentages)	2Q25	2Q24	YoY Change	QoQ Change*
TCV(3)
Ex-L&S New Business (5)	$122	$215	(43)%	(64)%
Ex-L&S Renewals	266	144	85%	250%
L&S Renewals	49	103	(52)%	133%
Total company	$437	$462	(5)%	1%

	YTD25	YTD24
TCV
Ex-L&S New Business	$459	$399	15%
Ex-L&S Renewals	342	225	52%
L&S Renewals	70	208	(66)%
Total company	$871	$832	5%
*QoQ - quarter over quarter
Total company TCV for 2Q25 decreased 5% YoY, primarily driven by a shift in timing in Ex-L&S New Business signings, partially offset by Ex-L&S renewals.
Backlog(2) increased YoY and was $2.92 billion for the second quarter of 2025 compared to $2.79 billion for the second quarter of 2024.

2025 Financial Guidance
The company updates full-year 2025 revenue growth and profitability guidance:

	Revised Guidance	Prior Issued Guidance
Revenue growth in constant currency	(1.0)% to 1.0%	0.5% to 2.5%
Non-GAAP operating profit margin	8.0% to 9.0%	6.5% to 8.5%
Constant currency revised revenue guidance translates to reported revenue growth of (0.5)% to 1.5%, based on exchange rates as of the end of 2Q25. The revised guidance assumes L&S revenue of approximately $430 million and relatively flat Ex-L&S constant currency revenue growth.

Conference Call
Unisys will hold a conference call with the financial community on Thursday, July 31, at 8 a.m. Eastern Time to discuss the results of the second quarter of 2025.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 4992919 from two hours after the end of the call until August 14, 2025.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents the estimated amount of future revenue to be recognized under contracted work, which has not yet been delivered or performed. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but backlog can be a useful metric and indicator of the company’s estimate of contracted revenue to be realized in the future, subject to certain inherent limitations. The timing of conversion of backlog to revenue may be impacted by, among other factors, the timing of execution, the extension or early termination of existing contracts with or without penalty, adjustments to estimates in pricing or volumes for previously included contracts, seasonality and foreign currency exchange rates. Investors are cautioned that backlog should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(3) Total Contract Value (TCV) – Represents the initial estimated revenue related to contracts signed in the period without regard for early termination or revenue recognition rules. Changes to contracts and scope are treated as TCV only to the extent of the incremental new value. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts. L&S TCV is driven by software license renewals, and as such, changes in timing or terms of renewals can lead to fluctuations from period to period. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but TCV can be a useful leading indicator of the company’s ability to generate future revenue over time, subject to certain inherent limitations. Measuring TCV involves the use of estimates and judgments and the extent and timing of conversion of TCV to revenue may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of contract signing, and contract modifications, including terminations, over the lifetime of a contract. Investors are cautioned that TCV should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(4) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(5) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(6) Non-GAAP operating profit – This measure excludes pretax pension and postretirement expense, pretax goodwill impairment charge and pretax charges or gains associated with certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(7) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension and postretirement expense; goodwill impairment charge, debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses; non-cash share-based expense; and other (income) expense adjustments.

(8) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures exclude pension and postretirement expense and charges or (credits) in connection with goodwill impairment; debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(9) Free cash flow – Represents cash flow from operations less capital expenditures.

(10) Pre-pension and postretirement free cash flow – Represents free cash flow before pension and postretirement contributions.

(11) Adjusted free cash flow – Represents free cash flow less cash used for pension and postretirement funding; debt extinguishment, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other payments.

(12) License and Support (L&S) – Represents software license and related support services, primarily ClearPath Forward®, within the company's ECS segment.

(13) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support services within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, statements made in Mr. Thomson's and Ms. McCann's quotations, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, expectations regarding the impacts of changes to our organizational structure, investments in our solutions and artificial intelligence adoption and innovation, TCV and Ex-L&S New Business TCV, the impact of new logo signings, backlog, book-to-bill(4), full-year 2025 revenue growth and profitability guidance, including constant currency revenue, Ex-L&S constant currency revenue growth, L&S revenue, non-GAAP operating profit margin, free cash flow generation and the assumptions and other expectations made in connection with our revised full-year 2025 financial guidance, the completed 2031 note offering and the use of proceeds therefrom, including pension contributions, the reduction of uncertainty and volatility of cash requirements, including pension contributions, our pension liability, debt extinguishment, future economic benefits from net operating losses and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events, except as required by applicable law.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as postretirement expense; debt extinguishment, certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, AI, digital workplace, logistics and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 0731/10009
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Services	$412.2	$416.1	$798.4	$832.9
Technology	71.1	62.1	117.0	133.1
	483.3	478.2	915.4	966.0
Costs and expenses
Cost of revenue
Services	299.3	312.1	589.7	627.0
Technology	54.0	36.2	88.2	73.1
	353.3	348.3	677.9	700.1
Selling, general and administrative	93.6	101.4	190.4	213.6
Research and development	6.1	4.9	11.7	11.0
	453.0	454.6	880.0	924.7
Operating income	30.3	23.6	35.4	41.3
Interest expense	8.2	7.9	16.4	15.8
Other (expense), net	(22.1)	(9.4)	(39.0)	(151.5)
Earnings (loss) before income taxes	—	6.3	(20.0)	(126.0)
Provision for income taxes	20.0	18.8	30.6	35.8
Consolidated net loss	(20.0)	(12.5)	(50.6)	(161.8)
Net income (loss) attributable to noncontrolling interests	0.1	(0.5)	(1.0)	(0.3)
Net loss attributable to Unisys Corporation	$(20.1)	$(12.0)	$(49.6)	$(161.5)
Loss per share attributable to Unisys Corporation
Basic	$(0.28)	$(0.17)	$(0.70)	$(2.34)
Diluted	$(0.28)	$(0.17)	$(0.70)	$(2.34)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended June 30, 2025
Revenue	$483.3	$138.1	$185.2	$140.2	$19.8
Gross profit percent	26.9%	16.9%	20.8%	53.5%
Three Months Ended June 30, 2024
Revenue	$478.2	$132.1	$193.9	$130.7	$21.5
Gross profit percent	27.2%	16.2%	20.7%	53.3%

	Total	DWS	CA&I	ECS	Other
Six Months Ended June 30, 2025
Revenue	$915.4	$256.7	$361.8	$258.9	$38.0
Gross profit percent	25.9%	15.7%	20.2%	50.8%
Six Months Ended June 30, 2024
Revenue	$966.0	$264.4	$382.3	$270.0	$49.3
Gross profit percent	27.5%	15.3%	20.1%	54.0%

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT
(Unaudited)
(Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
L&S revenue	$87.6	$82.1	$158.7	$175.3
Ex-L&S revenue	395.7	396.1	756.7	790.7
Revenue	$483.3	$478.2	$915.4	$966.0

L&S gross profit	$60.3	$55.7	$103.6	$120.5
Ex-L&S gross profit	69.7	74.2	133.9	145.4
Gross profit	$130.0	$129.9	$237.5	$265.9

L&S gross profit percent	68.8%	67.8%	65.3%	68.7%
Ex-L&S gross profit percent	17.6%	18.7%	17.7%	18.4%
Gross profit percent	26.9%	27.2%	25.9%	27.5%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$300.8	$376.5
Accounts receivable, net	454.9	467.2
Contract assets	14.9	16.0
Inventories	27.8	16.4
Prepaid expenses and other current assets	97.3	103.2
Total current assets	895.7	979.3
Properties	398.1	396.2
Less-accumulated depreciation and amortization	341.5	339.1
Properties, net	56.6	57.1
Capitalized contract costs, net	32.7	31.2
Marketable software, net	163.1	165.0
Operating lease right-of-use assets	44.6	38.4
Prepaid pension and postretirement assets	30.6	25.6
Deferred income taxes	106.9	96.6
Goodwill	248.9	247.9
Intangible assets, net	33.4	35.5
Restricted cash	8.2	14.1
Other long-term assets	175.9	181.6
Total assets	$1,796.6	$1,872.3
Total liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$5.7	$5.0
Accounts payable	92.7	97.9
Deferred revenue	220.2	210.4
Other accrued liabilities	221.2	314.7
Total current liabilities	539.8	628.0
Long-term debt	692.7	488.2
Long-term pension and postretirement liabilities	551.9	816.4
Long-term deferred revenue	106.3	108.8
Long-term operating lease liabilities	35.1	28.9
Other long-term liabilities	77.7	71.3
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(221.5)	(283.4)
Noncontrolling interests	14.6	14.1
Total deficit	(206.9)	(269.3)
Total liabilities and deficit	$1,796.6	$1,872.3

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Consolidated net loss	$(50.6)	$(161.8)
Adjustments to reconcile consolidated net loss to net cash (used for) provided by operating activities:
Loss on debt extinguishment	6.8	—
Foreign currency (gains) losses	(2.3)	12.6
Employee stock compensation	9.7	11.4
Depreciation and amortization of properties	12.0	12.1
Depreciation and amortization of capitalized contract costs	7.5	12.6
Amortization of marketable software	27.0	24.2
Amortization of intangible assets	2.1	4.6
Other non-cash operating activities	2.1	(0.4)
Pension and postretirement contributions	(287.6)	(12.4)
Pension and postretirement expense	43.9	159.0
Deferred income taxes, net	1.4	0.1
Changes in operating assets and liabilities:
Receivables, net and contract assets	49.1	31.9
Inventories	(11.1)	(1.7)
Other assets	13.3	(13.4)
Accounts payable and current liabilities	(111.6)	(59.4)
Other liabilities	5.4	7.1
Net cash (used for) provided by operating activities	(282.9)	26.5
Cash flows from investing activities
Proceeds from foreign exchange forward contracts	1,776.5	1,519.2
Purchases of foreign exchange forward contracts	(1,746.0)	(1,524.8)
Investment in marketable software	(23.6)	(25.7)
Capital additions of properties and other assets	(16.8)	(15.4)
Other	(0.1)	(0.1)
Net cash used for investing activities	(10.0)	(46.8)
Cash flows from financing activities
Proceeds from issuance of long-term debt	700.0	—
Payments of long-term debt	(488.6)	(10.1)
Issuance costs relating to long-term debt	(13.8)	—
Cash paid for debt extinguishment	(4.0)	—
Other	(3.3)	(1.8)
Net cash provided by (used for) financing activities	190.3	(11.9)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	21.0	(11.8)
Decrease in cash, cash equivalents and restricted cash	(81.6)	(44.0)
Cash, cash equivalents and restricted cash, beginning of period	390.6	396.7
Cash, cash equivalents and restricted cash, end of period	$309.0	$352.7

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2025	2024	2025	2024
Net loss attributable to Unisys Corporation		$(20.1)	$(12.0)	$(49.6)	$(161.5)
Pension and postretirement expense	pretax	22.0	12.4	43.9	159.0
	tax	0.6	0.1	1.2	0.2
	net of tax	21.4	12.3	42.7	158.8
Loss on debt extinguishment	pretax	6.8	—	6.8	—
	tax	—	—	—	—
	net of tax	6.8	—	6.8	—
Certain legal matters, net	pretax	0.7	6.5	0.3	(1.7)
	tax	—	—	—	(2.8)
	net of tax	0.7	6.5	0.3	1.1
Environmental matters	pretax	0.9	0.7	1.3	1.0
	tax	—	—	—	—
	net of tax	0.9	0.7	1.3	1.0
Cost reduction and other expenses	pretax	4.4	3.5	9.2	14.6
	tax	0.3	—	0.3	0.3
	net of tax	4.1	3.5	8.9	14.3

Non-GAAP net income attributable to Unisys Corporation		$13.8	$11.0	$10.4	$13.7

Weighted average shares (thousands)		71,261	69,275	70,683	68,990
Plus incremental shares from assumed vesting:
	Employee stock plans	—	—	—	—
Adjusted weighted average shares		71,261	69,275	70,683	68,990

Weighted average shares (thousands)		71,261	69,275	70,683	68,990
Plus incremental shares from assumed vesting:
	Employee stock plans	2,306	1,636	2,885	1,952
Non-GAAP adjusted weighted average shares		73,567	70,911	73,568	70,942

Diluted loss per share
Net loss attributable to Unisys Corporation		$(20.1)	$(12.0)	$(49.6)	$(161.5)
Divided by adjusted weighted average shares		71,261	69,275	70,683	68,990
Diluted loss per share		$(0.28)	$(0.17)	$(0.70)	$(2.34)
Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$13.8	$11.0	$10.4	$13.7
Divided by Non-GAAP adjusted weighted average shares		73,567	70,911	73,568	70,942
Non-GAAP diluted earnings per share		$0.19	$0.16	$0.14	$0.19

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Cash (used for) provided by operations	$(316.2)	$2.7	$(282.9)	$26.5
Additions to marketable software	(12.4)	(12.5)	(23.6)	(25.7)
Additions to properties and other assets	(7.9)	(8.7)	(16.8)	(15.4)
Free cash flow	(336.5)	(18.5)	(323.3)	(14.6)
Pension and postretirement funding	278.2	4.7	287.6	12.4
Pre-pension and postretirement free cash flow	(58.3)	(13.8)	(35.7)	(2.2)
Debt extinguishment payments	4.0	—	4.0	—
Certain legal payments	0.8	1.2	1.8	2.6
Environmental matters payments	1.3	2.0	3.5	4.4
Cost reduction and other payments, net	2.8	2.6	5.3	4.5
Adjusted free cash flow	$(49.4)	$(8.0)	$(21.1)	$9.3

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss attributable to Unisys Corporation	$(20.1)	$(12.0)	$(49.6)	$(161.5)
Net income (loss) attributable to noncontrolling interests	0.1	(0.5)	(1.0)	(0.3)
Interest expense, net of interest income of $5.6, $5.3, $11.4 and $11.9, respectively (1)	2.6	2.6	5.0	3.9
Provision for income taxes	20.0	18.8	30.6	35.8
Depreciation	10.1	12.3	19.5	24.7
Amortization	15.9	14.4	29.1	28.8
EBITDA	$28.6	$35.6	$33.6	$(68.6)

Pension and postretirement expense	$22.0	$12.4	$43.9	$159.0
Loss on debt extinguishment (1)	6.8	—	6.8	—
Certain legal matters, net (2)	0.7	6.5	0.3	(1.7)
Environmental matters (1)	0.9	0.7	1.3	1.0
Cost reduction and other expenses (3)	0.1	1.3	3.8	10.0
Non-cash share based expense	2.9	4.6	9.7	11.1
Other (income) expense, net adjustment (4)	(0.6)	(2.7)	2.2	12.9
Adjusted EBITDA	$61.4	$58.4	$101.6	$123.7

(1) Included in other (expense), net on the consolidated statements of income (loss).
(2) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss). For the six months ended June 30, 2024, certain legal matters, net included a net gain of $14.9 million related to a favorable judgment received in a Brazilian services tax matter.

(3) Reduced for depreciation and amortization included above.
(4) Other expense, net as reported on the consolidated statements of income (loss) less pension and postretirement expense, loss on debt extinguishment, interest income and items included in certain legal and environmental matters and cost reduction and other expenses.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$483.3	$478.2	$915.4	$966.0
Net loss attributable to Unisys Corporation as a percentage of revenue	(4.2)%	(2.5)%	(5.4)%	(16.7)%
Non-GAAP net income attributable to Unisys Corporation as a percentage of revenue	2.9%	2.3%	1.1%	1.4%
Adjusted EBITDA as a percentage of revenue	12.7%	12.2%	11.1%	12.8%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating profit	$30.3	$23.6	$35.4	$41.3
Certain legal matters (1)	0.1	3.1	0.6	10.4
Cost reduction and other expenses (2)	6.0	2.3	11.9	11.3
Pension and postretirement expense (1)	0.4	0.3	0.8	0.7
Non-GAAP operating profit	$36.8	$29.3	$48.7	$63.7

Revenue	$483.3	$478.2	$915.4	$966.0

Operating profit percent	6.3%	4.9%	3.9%	4.3%
Non-GAAP operating profit percent	7.6%	6.1%	5.3%	6.6%

(1) Included in selling, general and administrative on the consolidated statements of income (loss).
(2) Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss).